EXHIBIT K



       TRANSACTIONS IN THE COMMON SHARES OF CLIFFS NATURAL RESOURCES INC.



         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

        Date of                Number of Shares
        Transaction            Purchased / (Sold)       Price per Share

        2/2/2009                    (303,600)              $22.3255
        2/2/2009                     (22,500)              $22.3433
        2/3/2009                    (528,000)              $22.7774



    TRANSACTIONS BY HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

        Date of                Number of Shares
        Transaction            Purchased / (Sold)      Price per Share

        2/2/2009                    (156,400)              $22.3255
        2/2/2009                     (11,600)              $22.3433
        2/3/2009                    (272,000)              $22.7774
        2/4/2009                     (50,000)              $24.8438
        2/4/2009                    (223,543)              $25.0238



                                      K-1